Exhibit 99.1

INVESTOR CONTACT:

William Prate

Director, Investor Relations

william.prate@tennantco.com

763-540-1547

Tennant Company Promotes Dave Huml to Chief Operating Officer

MINNEAPOLIS, Mar. 19, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, announced today that Dave Huml, Tennant’s senior vice president, EMEA, APAC, global marketing and operations, has been promoted to chief operating officer, effective April 1, 2020. In this newly created role, Huml will continue to report to the Company’s president and chief executive officer, Chris Killingstad, and will oversee all regional sales and service organizations, as well as global R&D, operations, IT and marketing. He also will help lead the execution of Tennant’s new enterprise strategy by ensuring global alignment, prioritization and implementation.

“Dave Huml is a dedicated and highly respected member of our senior management team, a major architect of our new enterprise strategy and an instrumental leader in the integration of IPC,” said Killingstad. “He is a strong leader who has the right combination of industry knowledge, operational savvy, global experience and personal integrity to help lead Tennant in this new role. Dave has a foundational understanding of the organization, of where we’ve been and, more importantly, of where we need to go. As our new COO, he will be hands-on in working with me and the senior leadership team to implement the key initiatives that will support our new enterprise strategy at what is a very exciting and important time for our company.”

Huml brings more than 25 years of global leadership experience to the COO role. He joined Tennant in 2014 as senior vice president in charge of global marketing. In 2016, he assumed oversight of Tennant's APAC business unit and in 2017 added the Company’s EMEA business to his responsibilities. He also assumed responsibilities for global operations in 2018. Prior to joining Tennant, Huml was a vice president at Pentair plc, a global manufacturer of water solutions, where he held roles in strategy and general management. From 1992 to 2006, he held various positions in marketing at Graco Inc., a designer, manufacturer and marketer of systems and equipment to move, measure, control and dispense fluids and coating materials. He holds a Bachelor of Arts from Wittenberg University and an MBA in Marketing from the University of Minnesota – Carlson School of Management.

Company Profile

Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements

Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to identify and integrate acquisitions; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to successfully protect our information technology systems from cybersecurity risks; our ability to develop and commercialize new innovative products and services; the competition in our business; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2019 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.